EXHIBIT 10(q)

                               THIRD AMENDMENT TO
                       HALLIBURTON ELECTIVE DEFERRAL PLAN


         WHEREAS, HALLIBURTON COMPANY (the "Company") has heretofore adopted the HALLIBURTON ELECTIVE DEFERRAL PLAN (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan;

         NOW, THEREFORE, effective January 1, 1996, Section 1.1(15) of the Plan shall be deleted and the following shall be substituted therefor:

          "(15) Retirement: The date the Participant retires in accordance with the terms of his Employer's retirement policy as in effect at that time."

         As amended hereby, the Plan is specifically ratified and reaffirmed.

         EXECUTED as of this 26th day of February, 1996.

                               HALLIBURTON COMPANY



                              By:/s/ David J. Lesar
                                 David J. Lesar
                          Executive Vice President and
                             Chief Financial Officer



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